DATED 31 January 2011

(1)	MGT CAPITAL INVESTMENTS LIMITED

(2)	COMMITTED CAPITAL NOMINEES LIMITED

SALE AND PURCHASE AGREEMENT

Woodwater House
Pynes Hill
Exeter EX2 5WR
DX 135608 EXETER 16
Tel: 01392 688688
Fax: 01392 360563
Email: sam@michelmores.com

THIS AGREEMENT is made as a DEED the 31 day of January 2011

BETWEEN:

(1)
MGT CAPITAL INVESTMENTS LIMITED, a company incorporated in England and Wales (registration number 07034382) and having its registered office at Kensington Centre 66 Hammersmith Road, London W14 8UD (the “Seller”).

(2)
COMMITTED CAPITAL NOMINEES LIMITED, a company incorporated in England and Wales (registration number 07476169) and having its registered office at 107 New Bond Street, Mayfair, London W1S 1ED (the “Buyer”).

INTRODUCTION:-

The Seller has agreed to sell 9,607,843 ordinary shares of £0.00001 each (the “Sale Shares”) in the share capital of the Company (as defined herein) and to novate the benefit of the Facility Agreement, Debenture and Debt (each as defined herein) to the Buyer on the terms and conditions contained in this Agreement.

OPERATIVE PROVISIONS

1	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause 1 apply in this Agreement.

Business Day: a day (other than a Saturday, Sunday or public holiday) when banks in London are open for business.

Buyer’s Solicitors: Michelmores LLP of Woodwater House, Pynes Hill, Exeter, Devon EX2 5WR.

Company: Moneygate Group Limited a company incorporated in England and Wales with company number 06599555 and whose registered office is Kensington Centre 66 Hammersmith Road, London W14 8UD

Completion: completion by the parties of their respective obligations in accordance with clause 5 (Completion).

Completion Date: the date upon which Completion takes place.

Condition: the condition set out in clause 4.1.

Debenture: the debenture dated 18 November 2010 entered into by the Company and the Seller creating security in favour of the Seller over the assets of the Company.

Debt: any present or future liability (actual or contingent and, for the avoidance of doubt, including in respect of the payment of interest) payable or owing by the Company to the Seller under or in connection with the Facility Agreement and/or the Debenture.

Deed of Novation: the Deed of Novation to be entered into between the Buyer, the Seller and the Company at Completion in respect of the Facility Agreement, the Debenture and the Debt, in the agreed form.

Encumbrance: any mortgage, charge (fixed or floating), pledge, lien, hypothecation, guarantee, trust, right of set-off or other third party right or interest (legal or equitable) including any assignment by way of security, reservation of title or other security interest of any kind, however created or arising, or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect.

Escrow Letter: the letter from the Buyer and the Seller to the Buyer’s Solicitors dated 31 December 2010 setting out the terms upon which the Escrow Sum would be held by the Buyer’s Solicitors.

Escrow Sum: the sum of £50,000.

Facility Agreement: the facility agreement entered into between the Company and the Seller dated 18 November 2010.

FSA: means the United Kingdom Financial Services Authority.

FSMA: the Financial Services and Markets Act 2000 (as amended).

Heads: the heads of terms relating to this agreement entered into between the Seller and the Buyer dated 23 December 2010.

Long-Stop Date: means noon on 30 June 2011 or such later date and time as may be agreed between the parties.

Novated Documents: the Facility Agreement and the Debenture.

Outstanding Consideration: the sum of £200,000

Person: an individual, corporation, partnership, association, trust or other entity or organisation.

Purchase Price: the aggregate consideration to be paid by the Buyer to the Seller for the Sale Shares, the Facility Agreement and the Debenture in accordance with clause 3.1

Rivera Capital Investments Limited: a company incorporated and registered in British Virgin Islands with company number 1578061 whose registered office is at 90 Main Street, Road Town, Tortola, British Virgin Islands

Rivera Facility: the secured loan facility provided by Rivera Capital Investments Limited to the Company as referred to in the Deed of Novation

Sellers’ Solicitors: Cavendish Lakin Limited of Basepoint Business Centre, 1 Winnall Valley Road, Winchester, SO23 0LD.

Subscription Agreement: the subscription agreement entered into on 8 October 2009 between the Seller, those persons set out in Schedule 2 thereto and the Company.

1.2	Documents in agreed form are documents in the form agreed by the parties or on their behalf and initialled by them or on their behalf for identification.

2	SALE, PURCHASE AND NOVATION

Subject to satisfaction of the Condition:

2.1
the Seller shall transfer with full title guarantee all Sale Shares to the Buyer and the Buyer shall purchase the Sale Shares free from any lien, charge, equity or encumbrance and together with all rights attaching thereto (including, without limitation, all rights to receive dividends and to vote) with effect from the Completion Date.

2.2	the Seller shall novate to the Buyer the Facility Agreement and the Debenture on the terms set out in the Deed of Novation.

2.3
the Buyer is not obliged to complete the purchase of any of the Sale Shares or the novation of any of the Novated Documents unless both the purchase of all the Sale Shares and the novation of all the Novated Documents are completed simultaneously.

3	CONSIDERATION

3.1
The consideration payable by the Buyer in respect of the Sale Shares the Facility Agreement and the Debenture set out in clauses 2.1 and 2.2 shall comprise the Escrow Sum and the Outstanding Consideration.

3.2	The aggregate consideration payable by the Buyer under clause 3.1 shall be apportioned as follows:

3.2.1	£96.08 in respect of the Sale Shares; and

3.2.2	£249,903.92 (the “Novation Fee”) in respect of the Novated Documents.

4	CONDITION PRECEDENT

4.1
The sale and purchase of all of the Sale Shares shall be conditional upon the FSA having given its written consent to the change of control of the Company from the Seller to the Buyer in accordance with section 183 of the FSMA and to the satisfaction of the Buyer.

4.2	The parties shall use all reasonable endeavours to procure the fulfilment of the Condition as soon as possible and, in any event, prior to the Long-Stop Date.

4.3
The parties shall keep each other informed from time to time regarding the progress being made in respect of the satisfaction of the Condition, and the Buyer shall give the Seller written notice of the satisfaction or fulfilment of the Condition within five Business Days of the date on which the Condition is so satisfied or fulfilled.

4.4
If on or before the Long-Stop Date the Condition shall not have been satisfied or waived by the Buyer, this Agreement shall automatically terminate and, subject to clause 10.2, no party shall have any claim against any other arising out of this Agreement except in respect of any breach committed prior to the Long-Stop Date.

4.5
For the avoidance of doubt, it is acknowledged and agreed that nothing in this Agreement shall restrict any of the parties from making such disclosures to the FSA or conducting such correspondence or discussions with the FSA from time to time as may be required of them in accordance with the rules, principals and other requirements of the FSA.

5	COMPLETION

5.1
Subject to satisfaction of the Condition, Completion shall take place on the second Business Day after the Buyer shall have given notice to the Seller of the satisfaction or fulfilment of the Condition pursuant to clause 4.3 at the offices of the Buyer’s Solicitors.

5.2	At Completion the Seller shall deliver to the Buyer:

5.2.1	a stock transfer in respect of the Sale Shares executed by the Seller in favour of the Buyer;

5.2.2	the share certificate or share certificates for the Sale Shares in the name of the Seller or an indemnity in the agreed form for any lost certificates;

5.2.3	any waivers, consents or other documents required to enable the Buyer to be registered as the holder of the Sale Shares;

5.2.4	the written resignations, in terms satisfactory to the Buyer, of any person (including the Seller) appointed by the Seller or representing the Seller’s interests as, a director of the Company;

5.2.5
an irrevocable power of attorney in agreed form given by the Seller in favour of the Buyer to enable the Buyer (as beneficiary) (or its proxies) to exercise all voting and other rights attaching to the Sale Shares before the transfer of the Sale Shares is registered in the Company’s register of members; and

5.2.6	the Deed of Novation duly executed by the Seller and the Company.

5.3
At Completion, the Seller shall procure that the board of directors of the Company approves the transfer of Sale Shares from the Seller to the Buyer, accepts the resignations pursuant to clause 5.2.4, and that (subject to stamping) the Buyer’s name is placed on the Company’s register of members and a share certificate is issued to the Buyer in respect of the Sale Shares.

5.4	At Completion the Buyer shall:

5.4.1	deliver a copy of the Deed of Novation as executed by the Buyer; and

5.4.2	deliver a certified copy of the resolution adopted by the board of directors of the Buyer authorising the transactions contemplated by this agreement.

5.5
On Completion, the Buyer and the Seller shall jointly instruct the Buyer’s Solicitors to release the Escrow Sum to the Seller in accordance with the Escrow Letter, save that, for the avoidance of doubt, the reference to “Completion” in the Escrow Letter shall mean Completion as defined in this agreement

5.6
In the event that the Completion Date is on or after 31 March 2010, the Buyer shall pay the Outstanding Consideration by telegraphic transfer to the Seller’s Solicitors (who are irrevocably authorised to receive the same) on the Completion Date. In the event that the Completion Date is before 31 March 2010, the Buyer shall pay the Outstanding Consideration on 31 March 2010 to the Seller’s Solicitors.

5.7	Payment made in accordance with this clause 5.4 and 5.5 shall constitute a valid discharge of the Buyer’s obligation to pay the consideration under clause 3.1.

6	CONDUCT BETWEEN EXCHANGE AND COMPLETION

The Seller undertakes to the Buyer that from the date of this Agreement to Completion, it shall, so far as it is able, procure that the Company shall not create, or agree to create, any Encumbrance over the Business or any asset of the Company.

7	WARRANTIES

7.1	The Seller represents and warrants to the Buyer, as at the date hereof and on each day up to and including the Completion Date, that:

7.1.1
it has full authority to execute, deliver and perform its obligations under this Agreement, the Deed of Novation and each Novated Document, to sell and transfer the Sale Shares and to novate the Novated Documents on the terms hereof and in accordance with the Deed of Novation;

7.1.2
it is the legal and beneficial owner of, has good title to and is entitled to sell and transfer to the Buyer the full legal and beneficial ownership of the Sale Shares and the Debt and the Debenture free from all liens options charges or encumbrances and third party interests of any kind whatsoever, save to the extent that the Debt is secured by the Debenture which is subordinate to the Rivera Facility pursuant to the Inter Creditor Deed (as is defined in the Deed of Novation);

7.1.3	the principal sum outstanding from the Company to the Seller under the Facility Agreement is £1,485,099;

7.1.4	there is no liability (actual or contingent) (save under the Novated Documents) or material dispute outstanding between the Seller and the Company; and

7.1.5
To the extent that there is any Event of Default (as defined in the Facility Agreement) which has occurred or is continuing, no decision has been taken by the Seller to accelerate or enforce its rights under any Novated Document.

7.2	The liability of the Seller to the Buyer for any claims under this clause 7 when taken together shall not exceed the Purchase Price.

8	FURTHER ASSURANCE

8.1
The Seller shall (at its expense) promptly execute and deliver all such documents, and do all such things, as the Buyer may from time to time require for the purpose of giving full effect to the provisions of this Agreement.

9	ASSIGNMENT

9.1	Except as provided otherwise in this Agreement, no party may assign, or grant any Encumbrance or security interest over, any of its rights under this Agreement or any document referred to in it.

9.2	Each party that has rights under this Agreement is acting on its own behalf.

9.3
The Buyer may, after 31 March 2011 and subject to making full payment of the Purchase Price to the Seller, freely assign its rights under this Agreement (or any document referred to in this agreement).

10	COSTS

10.1
Subject to clause 10.2, unless otherwise provided, all costs in connection with the negotiation, preparation, execution and performance of this Agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

10.2	In the event that Completion shall not have taken place on or before the Long-Stop Date, the Seller shall on the Long-Stop Date:

10.2.1
do and execute all acts, deeds and documents which it is able to do and execute to procure that the Escrow Sum held by the Buyer’s Solicitors is released unconditionally to the Buyer in accordance with the Escrow Letter; and

10.2.2
pay to the Buyer, in consideration of the fees and expenses incurred and to be incurred by the Buyer in respect of the transaction contemplated by this Agreement, the sum of £75,000 without any set off, deduction or counterclaim. For the avoidance of doubt, the reference to (a) “Exclusivity Period” or (b) the “period of exclusivity” in the Heads shall mean a period of exclusivity from 1 January 2011 until the Long Stop Date and the Heads are hereby amended accordingly.

11	CONFIDENTIALITY AND ANNOUNCEMENTS

11.1
Except so far as may be required by law, the Seller shall not at any time disclose to any person or use to the detriment of the Company this agreement or any trade secret or other confidential information which it holds in relation to the Company and its affairs.

11.2
No party shall make any announcement relating to this agreement or its subject matter without the prior written approval of the other party except as required by law or by any legal or regulatory authority.

12	GENERAL

12.1	The warranties and representations contained in clause 7 shall remain in full force and effect notwithstanding Completion.

12.2
Any notice required to be given by any of the parties hereto to any of the others shall be deemed validly served if delivered personally or if delivered by pre-paid registered letter sent through the post to is registered office or such other address as may from time to time be notified for this purpose and any notice if so served through the post shall be deemed to have been served 72 hours after the time at which it was posted and in proving such service through the post it shall be sufficient to prove that the notice was properly addressed and posted.

12.3
No term or provision of this Agreement shall be varied or modified by any prior or subsequent statement conduct or act of any party except that hereafter the parties may amend this Agreement only by letter or written instrument signed by all of the parties hereto.

12.4
This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

12.5
This Agreement constitutes the whole and only agreement between the parties relating to the sale and purchase of the Sale Shares and supersedes the term sheet entered into between the Seller and Committed Capital Limited dated 31 December 2010. For the avoidance of doubt, the terms of the Escrow Letter shall not be superseded in any way by this Agreement.

13	LAW AND JURISDICTION

13.1
This Agreement shall be governed by and construed in accordance with English Law and the parties hereto submit to the exclusive jurisdiction of the English courts to hear any matter arising under or in connection with the Agreement.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a DEED by	)
on behalf of	)
MGT CAPITAL INVESTMENTS LIMITED	)
in the presence of:		Director

Witness signature:

Witness name:

Witness address:

Occupation:

EXECUTED as a DEED by	)
on behalf of	)
COMMITTED CAPITAL NOMINEES LIMITED	)
Director

Witness signature:	/s/ Andrew Bloram

Witness name:	ANDREW BLORAM

Witness address:	FLAT 5 NORTHFIELD HOUSE
142 – 144 NORTHGATE ROAD
LONDON 5WII BRO

Occupation:	CORPORATE FINANCE DIRECTOR